THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

               FORM OF WARRANT TO PURCHASE SHARES OF COMMON STOCK
                         OF HOLIDAY RV SUPERSTORES, INC.

Warrant No. [     ]                                        Date: [            ]

HOLIDAY RV SUPERSTORES, INC. d/b/a RECREATION USA, a Delaware corporation (the "Company"), hereby certifies that Schneider Securities, Inc., a Colorado corporation ("Holder") is entitled to purchase, upon the terms and conditions contained herein, in whole or in part, [150,000/100,000/100,000] shares (the "Warrant Shares") of common stock, par value $.01 per share, of the Company
("Common Stock"), at the price of $[5.00/7.50/10.00] per share (the "Warrant Purchase Price") at any time and from time to time beginning on [ ] and ending on [ ] (the "Exercise ___ Period"). ___ The number of Warrant Shares and the Warrant Purchase Price is subject to adjustment as set forth in Section 2.


ARTICLE 1. EXERCISE.
           --------

     1.1 Method of Exercise; Delivery of Certificates. This Warrant may be exercised, at the option of Holder, at any time and from time to time during the Exercise Period, for all or any part of the Warrant Shares. This Warrant may be exercised by delivering payment of the Warrant Purchase Price for the number of Warrant Shares being purchased and concurrently surrendering this Warrant to the Company at its offices at 200 East Broward Blvd., Suite 920, Fort Lauderdale, Florida 33301 (the "Designated Office"), together with the Form of Exercise Subscription attached hereto duly completed and signed. The Warrant Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made therefore. Certificates for Warrant Shares so purchased shall be delivered to Holder after this Warrant has been exercised, and, in case of a purchase of less than all of the Warrant Shares purchasable upon exercise of this Warrant, the Company shall cancel this Warrant and shall execute and deliver to Holder a new Warrant of like tenor for the balance of the Warrant Shares. Each stock certificate so delivered shall be registered in the name of Holder or, subject to compliance with applicable laws, such other name as shall be designated by Holder.

     1.2 Payment of Warrant Purchase Price. Payment of the Warrant Purchase Price may be made, at the option of Holder (i) by certified or official bank check, (ii) by wire transfer, or (iii) by any combination of the foregoing.
Notwithstanding the foregoing provision regarding payment of the Warrant Purchase Price in cash, to the extent permitted by applicable law, Holder may elect to receive a reduced number of Warrant Shares in lieu of tendering the Warrant Purchase Price in cash. In such case, the number of Warrant Shares to be issued to Holder shall be computed using the following formula:

                                    X = Y x (A-B)
                                    ---------------
                                            A

         where:   X = the number of Warrant Shares to be issued to Holder;
                  Y = the number of Warrant Shares to be exercised under this
                      Warrant;
                  A = the Market Value (defined below) of one share of Common
                      Stock; and
                  B = the Warrant Purchase Price.

     The term "Trading Day" means (x) if the Common Stock is not listed on the New York or American Stock Exchange but sale prices of the Common Stock are reported on Nasdaq National Market or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (y) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

     1.3 No Fractional Shares. The Company shall not be required to issued fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this section, be issuable upon exercise of this Warrant (or specified portion thereof), the Company shall pay to Holder an amount in cash calculated by it to be equal to the then Fair Market Value (as defined below) per share of Common Stock multiplied by such fraction computed to the nearest whole cent.

     1.4 Fair Market Value. The term "Fair Market Value" means the arithmetic mean of the closing bid price of the Common Stock (as reported by Bloomberg, L.P.) on the five Trading Days ending on the Trading Day immediately before the Exercise Subscription and this Warrant are duly surrendered to the Company for a full or partial exercise hereof. Notwithstanding the foregoing definition, if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market at the time said Exercise Subscription is submitted to the Company in the foregoing manner, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving entity, in which case the Fair Market Value of the Common Stock shall be deemed to be the value received by the Company's common stockholders pursuant to the Company's acquisition (subject to Section 2.2 below).

ARTICLE 2. ADJUSTMENTS TO THE NUMBER OF WARRANT SHARES AND TO THE WARRANT PURCHASE PRICE. The number of Warrant Shares for which this Warrant is exercisable and the Warrant Purchase Price shall be subject to adjustment from time to time as set forth in this Section 2.

     2.1  Stock  Dividends,  Splits,  Etc.  If at any  time  the  Company  shall

         (a) pay a dividend or other distribution on its common stock in shares of Common Stock or shares of any other class or series of capital stock,

         (b) subdivide its outstanding shares of Common Stock into a larger number of shares of such Common Stock, or

         (c) combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock,

then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that Holder shall thereafter be entitled to receive upon exercise of this Warrant the total kind and number of shares of Common Stock that Holder would have been entitled to receive immediately after such record date or effective date. An adjustment made pursuant to this Section shall become effective immediately after the effective date of such event, but be retroactive to the record date, if any, for such event.

     Upon any adjustment of the number of Warrant Shares purchasable upon exercise of this Warrant as herein provided, the Warrant Purchase Price per share shall be adjusted by multiplying such Warrant Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

     2.2 Reorganization, Merger, Consolidation or Disposition of Assets. If at any time the Company shall reorganize its capital, consolidate, merge or combine with or into another person (where the Company is not the surviving corporation), or the Company shall sell, transfer or otherwise dispose of all of substantially all of its property, assets or business to another person, other than in a transaction provided for in Section 2.1, and pursuant to the terms of such reorganization, reclassification, consolidation, merger, combination, sale, transfer or other disposition of assets (i) shares of common stock of the successor or acquiring person or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever in addition to or in lieu of common stock of the successor or acquiring person or the Company ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock, common stock of the successor or acquiring person, and/or Other Property which holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In such event, the aggregate Warrant Purchase Price otherwise payable for the Warrant Shares issuable upon exercise of this Warrant shall be allocated among such securities and Other Property in proportion to the respective fair market values of such securities and Other Property as determined in good faith by the Board of Directors of the Company.

     2.3 Other Provisions Applicable to Adjustments Under this Section. The following shall be applicable to the adjustments provided for pursuant to this Section 2:

     (a) When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business of its occurrence.

     (b) Record Date. If the Company shall fix a record date of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in shares of Common Stock or in shares of any other class or series of capital stock then all references in this Section 2 to the date of the issuance or sale of such shares of Common Stock or such other shares or securities shall be deemed to be references to such record date.

     (c) When Adjustment Not Required. If the Company shall fix a record date of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution or other right to which the provisions of Section
2.1 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution or rights, then thereafter no adjustment shall be required by the reason of taking such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (d) Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Warrant Purchase Price shall be adjusted or recalculated pursuant to this Section 2, the Company shall mail to Holder a notice setting forth the event requiring such adjustment or recalculation, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 2.2) describing the number and kind of shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Warrant Purchase Price, after giving effect to such adjustment, recalculation or change.

ARTICLE 3. MISCELLANEOUS.

     3.1 Legends. This Warrant, any Warrant issued upon transfer of this Warrant and any Warrant Shares issued upon exercise of this Warrant or any portion thereof shall be imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

     3.2 Reservation of Shares. As long as any Warrant Shares are issuable with respect to outstanding Warrants, the Company agrees to have reserved for issuance a sufficient number of shares of Common Stock to permit this Warrant to be exercised in full.

     3.3 No Voting Rights. This Warrant does not entitle Holder to any voting or other rights as a stockholder of the Company prior to the exercise hereof, and then Holder shall only have the rights of a stockholder to the extent Holder is a record holder of Common Stock of the Company.

     3.4 Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time.

     3.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     3.6 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     3.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                           HOLIDAY RV SUPERSTORES, INC. d/b/a RECREATION USA, a Delaware corporation


                           By: ____________________________________
                                 Name:
                                 Title:

                          FORM OF EXERCISE SUBSCRIPTION

                (To be signed only upon exercise of this Warrant)


     The undersigned, the Holder of this Warrant, hereby irrevocably elects to exercise the attached Warrant to purchase thereunder shares of Common Stock of HOLIDAY RV SUPERSTORES, INC. d/b/a RECREATION USA, a Delaware corporation, pursuant to the terms thereof for an aggregate Warrant Purchase Price of $________________, such Warrant Purchase Price to be paid as follows (fill in as applicable): certified or official bank check in the amount of $__________________; wire transfer in the amount of ___ $__________________; ___
cancellation of ___ _________________ ___ Warrant Shares; ___ or surrender of _______________________ shares of Common Stock. ___ The undersigned ___ requests that a ___ certificate(s) ___ for such shares be issued in the name of ____________________________, and delivered to _________________________, whose address is _____________________________. The undersigned also requests that a new Warrant for any unexercised portion of the attached Warrant be issued in the name of ___ ____________________________, ___ and delivered to
_________________________, whose address is _____________________________.

     The undersigned represents that (i) it is acquiring the such shares of Common Stock solely for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and (ii) is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act).


Dated:______________           _______________________________________________
                               Name of Holder (must conform precisely to the name specified on the face of the Warrant)



                               -----------------------------------------------
                               Signature of authorized representative of Holder



                               -----------------------------------------------
                               Print or type name of authorized representative

                               Tax ID No. of Holder:___________________________

                               Address of Holder: _____________________________

                                                  _____________________________